Exhibit 10.1

Warrant PURCHASE AGREEMENT

This Warrant Purchase Agreement (this “Agreement”) is dated as of December __, 2023, between Vivos, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser”)

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I– The Securities

Section 1.1. Sale and Purchase of Warrants to Purchase Common Stock (the “Warrants”). In reliance upon the representations and warranties made herein, the Company agrees to sell Warrants to the Purchaser, and Purchaser agrees to purchase the Warrants from Company.

Section 1.2. Purchase Price. The aggregate purchase price for the Securities (the “Purchase Price”), shall be as set forth on the Signature Page.

ARTICLE II– Representations and warranties of Company

Company represents and warrants to Purchaser as follows:

Section 2.1. Power and Authority of Company. The Company has all requisite power and authority to execute, deliver and perform this Agreement and to execute and deliver the share certificates or instruments to be executed and delivered pursuant hereto by Company and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed, and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights generally, and (ii) is subject to general principles of equity.

Section 2.2. Absence of Conflicting Agreements. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not, with or without the giving of notice, the lapse of time, or both: (i) contravene or conflict with, or constitute a violation of, any judgment, injunction, order, or decree binding upon or applicable to Company, (ii) require any consent, approval, or other action by any third party, (iii) contravene or conflict with, or constitute a violation of, any agreement to which Company is a party or by which Company is bound, or (iv) result in the creation or imposition of any Lien on the Securities.

Section 2.3. Warrant Amendment. The Company hereby agrees to amend the Series B-1 Warrant held by the Purchaser such that the exercise price and expiration date of the Series B-1 warrant shall match the exercise price and expiration dare of the Warrants issued pursuant to this Warrant Purchase Agreement.

ARTICLE III– representations and warranties of Purchaser

Purchaser represents and warrants to, and agrees with, Company as follows:

Section 3.1. Accredited Investor and Investment Purpose. Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of the Securities Act. The Securities will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

ARTICLE IV—miscellaneous

Section 4.1. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

Section 4.2. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each of the other parties hereto.

Section 4.3. No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

Section 4.4. Amendment; Waivers; Etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

Section 4.5. Counterparts; Facsimile. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The reproduction of signatures by means of telecopying or electronic device shall be treated as though such reproductions are executed originals.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER:

Number of Warrants Purchased:

Series C Warrants ($.075 Exercise Price, Expires 12/31/27)

Purchase Price: $

Signature of Investor:

Name of Investor:

Investor’s SS# or Tax ID#:

COMPANY: VIVOS INC.

Signature of Authorized Signatory: __________________________________

Name of Authorized Signatory: Michael K. Korenko, Chief Executive Officer

Date: December ____, 2023.

By: ____________________

Name: __________________

Title: ___________________

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